Atlas Venture Fund XI, L.P. SC 13G

Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Day One Biopharmaceuticals, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of February 11, 2022.

ATLAS VENTURE FUND XI, L.P.
By: Atlas Venture Associates XI, L.P., its general partner
By: Atlas Venture Associates XI, LLC, its general partner
By:	/s/ Ommer Chohan
Name:	Ommer Chohan
Title:	CFO

ATLAS VENTURE ASSOCIATES XI, L.P.
By: Atlas Venture Associates XI, LLC, its general partner
By:	/s/ Ommer Chohan
Name:	Ommer Chohan
Title:	CFO

ATLAS VENTURE ASSOCIATES XI, LLC
By:	/s/ Ommer Chohan
Name:	Ommer Chohan
Title:	CFO

ATLAS VENTURE OPPORTUNITY FUND I, L.P.
By: Atlas Venture Associates Opportunity I, L.P., its general partner
By: Atlas Venture Associates Opportunity I, LLC, its general partner
By:	/s/ Ommer Chohan
Name:	Ommer Chohan
Title:	CFO

ATLAS VENTURE ASSOCIATES OPPORTUNITY I, L.P.
By: Atlas Venture Associates Opportunity I, LLC, its general partner
By:	/s/ Ommer Chohan
Name:	Ommer Chohan
Title:	CFO

ATLAS VENTURE ASSOCIATES OPPORTUNITY I, LLC
By:	/s/ Ommer Chohan
Name:	Ommer Chohan
Title:	CFO